Exhibit 99.1

[BUNGE LOGO] [GRAPHIC OMITTED]

                                   Investor Contact:  Mark Haden
                                                      Bunge Limited
                                                      914-684-3398
                                                      Mark.Haden@Bunge.com

                                   Media Contact:     Stewart Lindsay
                                                      Bunge Limited
                                                      1-914-684-3369
                                                      Stewart.Lindsay@Bunge.com



                    Bunge Reports Second Quarter 2006 Results


White Plains, NY - July 27, 2006 - Bunge Limited (NYSE:BG).


o  Financial Highlights

(In millions, except per share data and percentages)

---------------------------------------------------------------------------------------------------------------
                                      Quarter Ended                          Six Months Ended
                                      -------------           Percent        ----------------          Percent
                                   6/30/06       6/30/05      Change      6/30/06      6/30/05         Change
---------------------------------------------------------------------------------------------------------------
Volumes (metric tons)                30.5         31.6         (3)%        55.4           58.1           (5)%
Net sales                          $5,980       $5,872           2%     $11,581        $11,323             2%
Total segment operating profit(1)     $18         $177        (90)%         $72           $316          (77)%
Net income                            $30         $113        (73)%         $88           $211          (58)%
Earnings per share - diluted        $0.25        $0.94        (73)%        $.73          $1.76          (59)%
---------------------------------------------------------------------------------------------------------------


Bunge's results included certain gains and charges that may be of interest to investors. In the quarter ended June 30, 2006, the gains totaled $4 million, or $0.03 per share. For the six months ended June 30, 2006, the net charges totaled $(14) million, or $(0.11) per share. In the quarter ended June 30, 2005, the gains totaled $30 million, or $0.25 per share, and for the six months ended June 30, 2005, the gains totaled $46 million, or $0.38 per share. Additional information is provided in the attached schedule titled "Additional Financial Information."



------------------------
(1)Total segment operating profit is the consolidated segment operating profit of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to income from operations before income tax, is included in the tables attached to this press release.

o  Overview

Alberto Weisser, Bunge's Chairman and Chief Executive Officer stated:
"Conditions in the first half of 2006 proved more challenging than expected. Additional losses in freight, farmer protests in Brazil, excess capacity in Argentina and lower volumes and margins in international marketing all contributed to a weak first half. On the positive side, we have seen continued strong performance in North America and in our edible oil and milling businesses.

"We expect better performance in the second half of the year. Losses from previously contracted freight are almost entirely behind us, and we should see improvements from international marketing. Our North American operations produce the majority of their results in the second half. South America will remain challenging, but efforts earlier in the year to lower costs, reduce fertilizer inventory and enhance foreign currency risk management should benefit results. A more stable Brazilian real and help for farmers in the form of government aid programs have stimulated commercialization of crops. Longer-term, as the steady demand for meal and oil and increasing demand for biofuels draw down global stocks of soybeans, the market will price crops at levels that improve profitability for Brazilian farmers and encourage additional production and input purchases. The USDA forecasts that substantially all of the medium- to long-term growth in global soybean production will occur in South America, especially Brazil.

"We continue to improve our competitive position. Our new plant in Bilbao, Spain and switch line at our plant in Mannheim, Germany are starting operations. We are close to finalizing the purchase of our second soy crushing plant in China. We are working on a number of bioenergy joint venture projects in North America and Europe that fit strategically with our business. Over the last twelve months we have developed a solid position originating and marketing sugar from Brazil. We intend to become an integrated producer of sugar and sugar-based ethanol, and we are considering several interesting opportunities, principally in Brazil."



o  Second Quarter Results

Agribusiness

Volume was down due to lower oilseed processing activity in Brazil and weak demand in Southern Europe. Freight management results in the quarter were negative. In South America, oilseed processing results decreased due to depressed crushing margins in Argentina and lower volumes in Brazil. The average real-U.S. dollar exchange rate strengthened 12% when compared to the second quarter of 2005, resulting in higher local costs in Brazil when translated into U.S. dollars. International Marketing performance was lower due to reduced volumes and margins. North American results, while good, were below last year's high levels.

Fertilizer

Results fell in the quarter, due to lower sales volumes and margins, as soy farmers held back purchases in anticipation of the Brazilian government's aid package.

Selling, general and administrative expenses for the second quarter of 2006 declined due to lower expenses resulting from layoffs made earlier in the year and a $12 million provision reversal due to a favorable court ruling relating to Brazilian social taxes. Fertilizer results for the second quarter of 2005 included a $35 million value-added tax credit related to taxes paid in prior periods.


Edible Oil Products

Results were stronger due to higher volumes and improved margins in Europe. Margins benefited from lower seed costs, the consolidation of an acquisition in Poland, better distribution and brand positioning. European results more than offset weaker results in the Americas. In North America, oil shipments to biodiesel processors are having a positive impact on margins.


Milling Products

Results were strong, but down, due to lower margins and higher expenses.


Financial Costs

Interest income increased primarily due to higher levels of interest-bearing accounts. Interest expense increased primarily due to higher short-term interest rates.

Volatility in the value of the Brazilian real relative to the U.S. dollar during the second quarter of 2006 resulted in exchange rate losses on the net U.S. dollar-denominated monetary liability position of Bunge's Brazilian subsidiaries. In the second quarter of 2005, the appreciation of the Brazilian real resulted in exchange gains on the net U.S. dollar-denominated monetary liability position of Bunge's Brazilian subsidiaries.


Income Taxes

The effective tax rate for six months ended June 30, 2006 was 9% compared to 29% in the same period in 2005. The decline in the tax rate from 2005 was primarily due to a reduction in income from operations before income tax for the six months ended June 30, 2006 of $238 million compared to the same period in 2005. Most of the decline in income from operations before income tax occurred in subsidiaries that are in tax jurisdictions with higher income tax rates. In addition, higher earnings in lower tax jurisdictions and the effects of a legal restructuring also contributed to the lower effective tax rate.


Minority Interest

Minority interest expense decreased when compared to 2006 due to lower earnings at Fosfertil.


Cash Flow and Net Financial Debt(2)

Net financial debt and readily marketable inventories at June 30, 2006 increased $598 million, and $596 million, respectively, from December 31, 2005, primarily due to normal higher levels of grain and fertilizer inventory in South America.

Cash flow used by operations was $400 million for the six months ended June 30, 2006 compared to $349 million used by operations in the six months ended June 30, 2005. Bunge's cash flow in the first half of the year is typically negative as cash is used to purchase oilseeds and grains from the South American harvest and fertilizer raw materials in anticipation of the new planting season.


o  Outlook

Bill Wells, Chief Financial Officer, stated, "Our performance in the second half of the year should be much better. Freight results are expected to improve since capacity previously contracted at higher rates has been substantially utilized. Farmer protests in Brazil have ceased, and the Brazilian government assistance program is starting to have a positive effect on farmers' credit exposure and their commercialization of crops. Although ANDA, the Brazilian fertilizer industry association, now forecasts lower year-over-year retail fertilizer sales, we expect our fertilizer business will perform better than last year due to cost reductions, enhanced risk management and reduced inventory levels in the market. Our North American and European operations are expected to have a good year. Strong domestic markets for milling and European edible oils will contribute to improved performance in our food products business.

"Our enhanced foreign currency hedging programs are working well. Net income effects of the stronger Brazilian real should be mitigated by our initiatives to improve margins, lower costs, decrease our effective tax rate and reduce exposure to the real throughout our business. Although difficult to quantify, mark-to-market effects on freight, foreign



---------------------------
(2) Net financial debt is a non-GAAP financial measure and is not intended to replace total debt. A definition of net financial debt and the information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation of net financial debt to total debt, the most directly comparable GAAP measure, is included in the tables attached to this press release.

exchange and commodity exposures will probably shift some results from the first half to the second half of the year. Results will be realized when physical volumes are sold.

"Our 2006 guidance is as follows:

      o   Depreciation, Depletion and Amortization: $310 million to $320 million

      o Capital Expenditures (net of asset dispositions): $490 million to $510 million

      o $195 million to $215 million maintenance, safety and environmental capital expenditures

      o   Effective Tax Rate: 8% to 12%

      o   Joint Venture Earnings: $40 million to $45 million


"Our guidance assumes the following:

      o   Stable currencies in South America and Europe

      o   Normal crops

      o   Stable international fertilizer prices, and

      o   Lower Brazilian retail fertilizer market sales when compared to 2005.

"Based on these assumptions, our 2006 net income guidance is $425 million to $445 million, representing $3.50 to $3.67 per share. This fully diluted per share guidance is based on an estimated weighted average of 121.3 million shares outstanding, and includes $0.06 per share for stock option expense, as well as the effect of impairment and restructuring charges taken during the first quarter.


Background Information, Conference Call and Webcast Details

Background information on cash flow, secured advances to farmers and income tax can be found in the "Investor Information" section of our Web site, www.Bunge.com, under "Investor Presentations".

Bunge Limited's management will host a conference call at 10:00 a.m. EDT on July 27 to discuss the company's results.

To listen to the conference call, please dial (800) 818-5264. If you are located outside of the United States, dial (913) 981-4910. Please dial in five to 10 minutes before the scheduled start time. When prompted, enter passcode number 4429908. The conference call will also be available live on the company's Web site at www.Bunge.com.

To access the webcast, click the "News and Information" link on the Bunge homepage then select "Webcasts and Upcoming Events". Click the link for the "Q2 2006 Bunge

Limited Conference Call," and follow the prompts to join the call. Please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.


For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 1:00 p.m. EDT on July 27, 2006 and continuing through 1:00 p.m. EDT on August 27, 2006. To listen to the replay, please dial (888) 203-1112, or, if located outside of the United States, dial (719) 457-0820. When prompted, enter passcode number 4429908. A rebroadcast of the conference call will also be available on the company's Web site beginning at 1:00 p.m. EDT on July 27, 2006 and continuing through 12:00 p.m. EDT on August 27, 2006. To locate the rebroadcast on the Web site, click the "News and Information" link on the Bunge homepage then select "Audio Archives" from the left-hand menu. Select the link for the "Q2 2006 Bunge Limited Conference Call." Follow the prompts to access the replay.


About Bunge Limited

Bunge Limited (www.Bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has over 22,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.


Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

                        Additional Financial Information

The following table provides a summary of certain gains and charges that may be of interest to investors. The table includes a description of these items and their effect on total segment operating profit, income from operations before income tax, net income and earnings per share for the quarter and six months ended June 30, 2006 and 2005.

------------------------------------------------------------------------------------------------------------------------------------
                                                                      Income From
                                            Total Segment          Operations Before                             Earnings Per
(In millions, except per share data)      Operating Profit             Income Tax           Net Income           Share Diluted
------------------------------------      -----------------            ----------           ----------           -------------
Quarter Ended June 30:                    2006          2005        2006       2005       2006       2005       2006       2005
                                          ----          ----        ----       ----       ----       ----       ----       ----
   Reversal of social contribution/
    transactional tax provision (1)       $ 12          $ 14       $ 12       $ 14        $ 6        $ 10      $ 0.05     $ 0.08
   Incremental share-based
    compensation expense (2)                (2)            -         (2)         -         (2)          -       (0.02)         -
   Value added tax credits                   -            35          -         35          -          20           -       0.17
                                      ---------------------------------------------------------------------------------------------
         Total                            $ 10          $ 49       $ 10       $ 49        $ 4        $ 30      $ 0.03     $ 0.25
                                      ==============================================================================================


------------------------------------------------------------------------------------------------------------------------------------
                                                                      Income From
                                            Total Segment          Operations Before                             Earnings Per
(In millions, except per share data)      Operating Profit             Income Tax           Net Income           Share Diluted
------------------------------------      -----------------            ----------           ----------           -------------
Six Months Ended June 30:                 2006          2005        2006       2005       2006       2005       2006       2005
                                          ----          ----        ----       ----       ----       ----       ----       ----
    Impairment and restructuring
    charges (3)                           $(24)         $  -       $(24)      $  -        $(16)      $  -      $(0.13)    $    -
   Reversal of social contribution/
    transactional tax provision             12            14         12         14           6         10        0.05       0.08
   Incremental share-based
    compensation expense (2)                (5)            -         (5)         -          (4)         -       (0.03)         -
    Reversal of recoverable
    tax valuation allowance (4)              -            27          -         27           -         19           -       0.16
   Value added tax credits                   -            28          -         28           -         17           -       0.14
------------------------------------------------------------------------------------------------------------------------------------
         Total                            $(17)         $ 69       $(17)      $ 69        $(14)      $ 46      $(0.11)    $ 0.38
                                      ==============================================================================================
------------------------------------------------------------------------------------------------------------------------------------


(1) In the second quarter of 2006, Bunge received a favorable final ruling from the Brazilian tax court related to social contribution taxes improperly levied in prior years. As a result, Bunge's Brazilian fertilizer subsidiaries affected by this ruling reversed their provision related to this tax. The effect on net income is net of minority interest.
(2) In the first quarter of 2006, Bunge adopted Financial Accounting Standards No. 123R - Share Based Payments (SFAS No. 123R) and began expensing stock options. Prior to the adoption of SFAS No. 123R, Bunge accounted for stock-based compensation using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and Financial Accounting Standards Board (FASB) Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FIN 28) with pro forma disclosure in accordance with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation.
(3) Impairment and restructuring charges in the six months ended June 30, 2006 consisted of $20 million in the agribusiness segment, $2 million in the fertilizer segment and $2 million in the edible oil products segment. (4) Represents the reversal of the remaining Argentine recoverable tax valuation allowance in the agribusiness segment.

CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data and percentages)
(Unaudited)

                                                           Quarter Ended                      Six Months Ended
                                                             June 30,                              June 30,
                                                    -------------------------    Percent  -------------------------    Percent
                                                        2006         2005        Change       2006         2005        Change
                                                    ---------------------------------------------------------------------------

Net sales                                               $ 5,980      $ 5,872        2%       $ 11,581     $ 11,323        2%
Cost of goods sold                                       (5,692)      (5,445)       5%        (11,009)     (10,511)       5%
                                                    ------------ ------------             ------------ ------------

Gross profit                                                288          427     (33)%            572          812     (30)%
Selling, general and administrative expenses               (218)        (243)    (10)%           (445)        (439)       1%
Interest income                                              30           26       15%             58           49       18%
Interest expense                                            (54)         (39)      38%           (102)         (89)      15%
Interest expense on readily marketable
  inventories                                               (13)         (11)      18%            (26)         (18)      44%
Foreign exchange gain (loss)                                (15)          23                       28            7
Other income (expense)-net (Note 1)                           3           (3)                       4            5
                                                    ------------ ------------             ------------ ------------


Income from operations before income tax                     21          180     (88)%             89          327     (73)%
Income tax benefit (expense)                                  3          (52)    106)%             (8)         (96)    (92)%
                                                    ------------ ------------             ------------ ------------

Income from operations after income tax                      24          128     (81)%             81          231     (65)%
Minority interest                                            (8)         (22)    (64)%            (19)         (37)    (49)%
Equity in earnings of affiliates (Note 1)                    14            7      100%             26           17       53%
                                                    ------------ ------------             ------------ ------------

Net income                                              $    30      $   113     (73)%      $      88     $    211     (58)%
                                                    ============ ============             ============ ============

Earnings per common share - diluted:
Net income per share - diluted                          $  0.25     $   0.94     (73)%      $    0.73     $   1.76     (59)%
                                                    ============ ============             ============ ============

Weighted-average common shares outstanding-diluted  120,731,717  120,893,138              120,702,213  120,757,411
                                                    ============ ============             ============ ============


  ------------------------------------------------------------------------------
  Note 1: In the first quarter of 2006, Bunge reclassified certain earnings on investments in affiliates from other income (expense) - net to equity in earnings of affiliates. As a result, amounts for the quarter and six months ended June 30, 2005 have been reclassified to conform to the quarter and six months ended June 30, 2006 presentation.

CONSOLIDATED SEGMENT INFORMATION
(In millions, except volumes and percentages)
(Unaudited) (Note 1)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

                                                       Quarter Ended                      Six Months Ended
                                                         June 30,                              June 30,
                                                -------------------------    Percent  -------------------------    Percent
                                                    2006         2005        Change       2006         2005        Change
                                                ---------------------------------------------------------------------------

Volumes (in thousands of metric tons):
Agribusiness                                      26,557       27,664          (4)%     47,809       50,455          (5)%
Fertilizer                                         1,870        1,927          (3)%      3,588        3,656          (2)%
Edible oil products                                1,071        1,028            4%      2,075        2,026            2%
Milling products                                   1,017          944            8%      1,967        1,929            2%
                                                --------     --------                 --------     --------
           Total                                  30,515       31,563          (3)%     55,439       58,066          (5)%
                                                ========     ========                 ========     ========

Net sales:
Agribusiness                                    $  4,498     $  4,464            1%   $  8,660     $  8,520            2%
Fertilizer                                           381          431         (12)%        801          834          (4)%
Edible oil products                                  862          763           13%      1,648        1,561            6%
Milling products                                     239          214           12%        472          408           16%
                                                --------     --------                 --------     --------
           Total                                $  5,980     $  5,872            2%   $ 11,581     $ 11,323            2%
                                                ========     ========                 ========     ========

Gross profit:
Agribusiness                                    $    133     $    229         (42)%   $    259     $    448         (42)%
Fertilizer                                            37           97         (62)%         87          167         (48)%
Edible oil products                                   84           64           31%        160          135           19%
Milling products                                      34           37          (8)%         66           62            6%
                                                --------     --------                 --------     --------
           Total                                $    288     $    427         (33)%   $    572     $    812         (30)%
                                                ========     ========                 ========     ========

Selling, general and administrative expenses:
Agribusiness                                    $   (118)    $   (120)         (2)%   $   (222)    $   (215)          3%
Fertilizer                                           (35)         (62)        (44)%        (89)        (105)       (15)%
Edible oil products                                  (49)         (48)           2%       (103)         (95)          8%
Milling products                                     (16)         (13)          23%        (31)         (24)         29%
                                                --------     --------                 --------     --------
           Total                                $   (218)    $   (243)        (10)%   $   (445)    $   (439)          1%
                                                ========     ========                 ========     ========

Foreign exchange gain (loss):
Agribusiness                                    $    (19)    $     22                 $    (18)    $     26
Fertilizer                                             8            1                       41          (16)
Edible oil products                                    2            1                        3           --
Milling products                                      --           (1)                      --           (1)
                                                --------     --------                 --------     --------
           Total                                $     (9)    $     23                 $     26     $      9
                                                ========     ========                 ========     ========

Interest income:
Agribusiness                                    $      6     $      8         (25)%   $     13     $     12           8%
Fertilizer                                            15           10           50%         31           23          35%
Edible oil products                                    1            1            -%          1            2        (50)%
Milling products                                       2            1          100%          2            1         100%
                                                --------     --------                 --------     --------
           Total                                $     24     $     20           20%   $     47     $     38          24%
                                                ========     ========                 ========     ========

Interest expense:
Agribusiness                                    $    (48)    $    (30)          60%   $    (86)    $    (59)         46%
Fertilizer                                            (9)          (9)           -%        (23)         (23)          -%
Edible oil products                                   (9)         (10)        (10)%        (16)         (19)       (16)%
Milling products                                      (1)          (1)           -%         (3)          (3)          -%
                                                --------     --------                 --------     --------
           Total                                $    (67)    $    (50)          34%   $   (128)    $   (104)         23%
                                                ========     ========                 ========     ========


                                       10

                                                       Quarter Ended                      Six Months Ended
                                                         June 30,                              June 30,
                                                -------------------------    Percent  -------------------------    Percent
                                                    2006         2005        Change       2006         2005        Change
---------------------------------------------------------------------------------------------------------------------------
Segment operating profit (loss):
Agribusiness                                    $    (46)    $    109        (142)%   $    (54)    $    212        (125)%
Fertilizer                                            16           37         (57)%         47           46           2%
Edible oil products                                   29            8         263%          45           23          96%
Milling products                                      19           23         (17)%         34           35          (3)%
                                                --------     --------                 --------     --------
           Total (Note 2)                       $     18     $    177         (90)%   $     72     $    316         (77)%
                                                ========     ========                 ========     ========
---------------------------------------------------------------------------------------------------------------------------

Income from operations before income tax :
  Segment operating profit                      $     18     $    177                 $     72     $    316
  Unallocated income - net (Note 3)                    3            3                       17           11
                                                --------     --------                 --------     --------
Income from operations before income tax        $     21     $    180                 $     89     $    327
                                                ========     ========                 ========     ========

Depreciation, depletion and amortization:
Agribusiness                                    $     30     $     26          15%    $     60     $     51          18%
Fertilizer                                            33           26          27%          64           49          31%
Edible oil products                                   13           13          -%           26           25           4%
Milling products                                       3            3          -%            7            6          17%
                                                --------     --------                 --------     --------
           Total                                $     79     $     68          16%    $    157     $    131          20%
                                                ========     ========                 ========     ========


--------------------------------------------------------------------------------
Note 1: In the first quarter of 2006, Bunge reclassified certain product lines in its agribusiness segment to its edible oil products segment. As a result, amounts for the quarter and six months ended June 30, 2005 have been reclassified to conform to the quarter and six months ended June 30, 2006 presentation.

Note 2: Total segment operating profit is the consolidated segment operating profit of all of Bunge's operating segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including the reconciliation to income from operations before income tax, is included under the caption "Reconciliation of Non-GAAP Measures".

Note 3: Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

                                                              June 30,        December 31,        June 30,
                                                                2006              2005              2005
                                                          ----------------  -----------------  ---------------
                           ASSETS
Current assets:
     Cash and cash equivalents                                    $   279            $   354          $   414
     Trade accounts receivable                                      1,690              1,702            1,802
     Inventories                                                    3,300              2,769            3,592
     Deferred income taxes                                            108                102              149
     Other current assets                                           1,790              1,637            1,549
                                                          ----------------  -----------------  ---------------
Total current assets                                                7,167              6,564            7,506
Property, plant and equipment, net                                  3,103              2,900            2,789
Goodwill                                                              188                176              189
Other intangible assets, net                                          126                132              178
Investments in affiliates                                             623                585              570
Deferred income taxes                                                 564                462              273
Other non-current assets                                              653                627              518
                                                          ----------------  -----------------  ---------------
Total assets                                                      $12,424            $11,446          $12,023
                                                          ================  =================  ===============

            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt                                              $   709            $   411          $   557
     Current portion of long-term debt                                 87                178              207
     Trade accounts payable                                         1,943              1,803            2,042
     Deferred income taxes                                             35                 38               56
     Other current liabilities                                      1,111              1,187            1,210
                                                          ----------------  -----------------  ---------------
Total current liabilities                                           3,885              3,617            4,072
Long-term debt                                                      2,872              2,557            3,137
Deferred income taxes                                                 145                145              224
Other non-current liabilities                                         618                576              564
Minority interest in subsidiaries                                     364                325              308
Shareholders' equity                                                4,540              4,226            3,718
                                                          ----------------  -----------------  ---------------
Total liabilities and shareholders' equity                        $12,424            $11,446          $12,023
                                                          ================  =================  ===============

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

                                                                                   Six Months Ended
                                                                                       June 30,
                                                                           --------------------------------
                                                                                2006              2005
                                                                           --------------    --------------
OPERATING ACTIVITIES
Net income                                                                       $  88           $  211
Adjustments to reconcile net income to cash used by operating activities:
    Foreign exchange gain on debt                                                 (114)            (100)
    Impairment of assets                                                            20                -
    Bad debt expense                                                                21               20
    Depreciation, depletion and amortization                                       157              131
    Decrease in the allowance for recoverable taxes                                 (6)             (27)
    Deferred income taxes                                                          (34)             (27)
    Minority interest                                                               19               37
    Equity in earnings of affiliates                                               (26)             (17)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
    Trade accounts receivable                                                       72              132
    Inventories                                                                   (412)            (840)
    Prepaid commodity purchase contracts                                           (31)             (89)
    Advances to suppliers                                                          101              220
    Trade accounts payable                                                          47               18
    Advances on sales                                                              (80)             (29)
    Accrued liabilities                                                            (36)             (64)
    Other - net                                                                   (186)              75
                                                                           --------------    --------------
Cash used by operating activities                                                (400)             (349)

INVESTING ACTIVITIES
Payments made for capital expenditures                                            (181)            (212)
Investments in affiliates                                                          (52)              (1)
Acquisitions of businesses and other intangible assets                              (6)             (24)
Return of capital from affiliate                                                    13                8
Related party loan repayments                                                        6               14
Proceeds from sale of investments                                                   11                -
Proceeds from disposal of property, plant and equipment                              4                5
                                                                           --------------------------------
Cash used for investing activities                                                (205)            (210)

FINANCING ACTIVITIES
Net change in short-term debt                                                      278               15
Proceeds from long-term debt                                                       452              794
Repayments of long-term debt                                                      (172)            (215)
Proceeds from sale of common shares                                                  9                9
Dividends paid to shareholders                                                     (36)             (30)
Dividends paid to minority interest                                                (16)             (37)
                                                                           --------------    --------------
Cash provided by financing activities                                              515              536
Effect of exchange rate changes on cash and cash equivalents                        15                5
                                                                           --------------    --------------

Net decrease in cash and cash equivalents                                          (75)             (18)
Cash and cash equivalents, beginning of period                                     354              432
                                                                           --------------    --------------
Cash and cash equivalents, end of period                                         $ 279           $  414
                                                                           ==============    ==============

Reconciliation of Non-GAAP Measures

This earnings release contains total segment operating profit, net financial debt and net financial debt less readily marketable inventories, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.


Total Segment Operating Profit

Total segment operating profit, which is the consolidated segment operating profit of all of Bunge's operating segments, is Bunge's consolidated income from operations before income tax that includes an allocated portion of the foreign exchange gains and losses relating to debt financing operating working capital, including readily marketable inventories. Also included in total segment operating profit is an allocation of interest income and interest expense attributable to the financing of operating working capital.

Total segment operating profit is a non-GAAP financial measure and is not intended to replace income from operations before income tax, the most directly comparable GAAP financial measure. Total segment operating profit is a key performance measurement used by Bunge's management to evaluate whether operating activities cover the financing costs of its business. Bunge believes total segment operating profit is a more complete measure of its operating profitability, since it allocates foreign exchange gains and losses and the cost of debt financing working capital to the appropriate operating segments. Additionally, Bunge believes total segment operating profit assists investors by allowing them to evaluate changes in the operating results of its portfolio of businesses before non-operating factors that affect net income. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income from operations before income tax or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of income from operations before income tax to total segment operating profit:

                                                Quarter Ended       Six Months
                                                   June 30,       Ended June 30,
                                               ---------------   ---------------
    (In millions)                               2006     2005     2006     2005
    -------------                              ------   ------   ------   ------

    Income from operations before income tax   $  21    $ 180    $  89    $ 327
    Unallocated income - net (1)                  (3)      (3)     (17)     (11)
                                               -----    -----    -----    -----
    Total segment operating profit             $  18    $ 177    $  72    $ 316
                                               =====    =====    =====    =====

    --------------------
    (1) Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.


Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities. Net financial debt is presented because management believes it represents a meaningful measure of Bunge's leverage capacity and solvency. Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories. Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge's leverage capacity and solvency since it adjusts for readily marketable inventories. Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:

                                                        June 30,         December 31,         June 30,
    (In millions)                                         2006               2005               2005
    -------------                                   ----------------    --------------    ---------------
    Short-term debt                                     $    709            $    411          $    557
    Long-term debt, including current portion              2,959               2,735             3,344
                                                    ----------------    --------------    ---------------
    Total debt                                             3,668               3,146             3,901
    Less:
      Cash and cash equivalents                              279                 354               414
      Marketable securities                                    8                   9                13
                                                    ----------------    --------------    ---------------
    Net financial debt                                     3,381               2,783             3,474
    Less: Readily marketable inventories                   2,130               1,534             2,138
                                                    ----------------    --------------    ---------------
    Net financial debt less readily marketable
    inventories                                         $  1,251            $  1,249          $  1,336
                                                    ================    ==============    ===============